Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

FEI Company Reports Results for Third Quarter of 2005
Expense Reductions Reduce Loss for Quarter
Improved Results Expected for Fourth Quarter and 2006

HILLSBORO, Ore., October 25, 2005  — FEI Company (NASDAQ: FEIC) reported results for the third quarter of 2005.  While revenue declined from the level of the second quarter, the company also reduced its operating expenses.  The company expects higher revenue in the fourth quarter of 2005 and improved financial results for 2006.

Net sales for the quarter ended October 2, 2005 were $97.1 million, compared with net sales of $107.0 million in the third quarter of 2004 and net sales of $107.5 million for the second quarter of 2005.

Bookings in the third quarter totaled $100.3 million, resulting in a book-to-bill ratio of 1.03 and a record backlog of $171.8 million at the end of the quarter.

The net loss on the basis of accounting principles generally accepted in the United States (GAAP) was $5.1 million for the third quarter of 2005, compared with net income of $3.3 million in the third quarter of 2004 and a net loss of $45.8 million in the second quarter of 2005.  The diluted loss per share in the latest quarter was $0.15, compared with earnings per share of $0.08 in the third quarter of 2004 and a loss per share of $1.36 in the second quarter of 2005.

Restructuring and asset impairment charges and related inventory write-offs in the third quarter were $6.0 million, including:

•                  $2.4 million of inventory write-downs related to the previously announced closure of the company’s facility in Peabody, Massachusetts, included in cost of sales;

•                  $0.8 million for asset impairments primarily related to the company’s semiconductor products, included as a separate line item; and

•                  $2.8 million of restructuring charges, primarily for severance, lease termination, and relocation expenses, included as a separate line item.

The company recorded an income tax benefit in the third quarter of $1.4 million as a result of the implementation of new tax strategies.  Excluding the tax benefit as well as the restructuring and asset impairment charges and related inventory write-offs, the non-GAAP pretax loss in the latest quarter was $456,000.  Investors should refer to the attached table for a reconciliation of the GAAP loss before taxes to the non-GAAP loss before taxes.

“Despite lower revenue, our pre-tax loss excluding charges was within our guidance range, as operating expenses declined from second quarter levels,” said Vahé A. Sarkissian, chairman, president and chief executive officer of FEI.  “This progress is the initial result of the steps we began to implement in the second quarter to improve our results.

“Sales from our industry and institute market continued to grow in the third quarter, paced by initial shipments of our industry-leading TitanTM scanning/transmission electron microscope,” continued Sarkissian.  “Our revenue decline compared with the second quarter was concentrated in the semiconductor and data storage markets.  However, bookings from the semiconductor market improved compared with the second quarter and were greater than revenue for the quarter.  The historically volatile data storage market had reduced bookings and sales for the quarter, but we expect improved performance in that market over time as the data storage industry continues its move to new recording technology.

 “We expect increased bookings and sales in the fourth quarter of the year,” added Sarkissian.  “More importantly, we expect to enter 2006 with a record backlog and a reduced cost structure.”

Operating cash flow was negative $1.0 million for the quarter.  Capital spending for the quarter was $2.6 million, and depreciation expense was $3.5 million.  Inventory turnover was 2.6 times in the third quarter compared with 3.1 times in the second quarter.  Accounts receivable decreased by $8.3 million from the prior quarter, while days sales outstanding were 102 days, compared with 99 days in the second quarter.  Cash and short and long term investments were $268.0 million, convertible debt totaled $225.0 million (due in 2008) and shareholders’ equity was $311.5 million as of October 2, 2005.

Fourth Quarter 2005 Guidance and 2006 Preliminary Outlook

FEI currently expects net sales for the fourth quarter of 2005 to be in the range of $100 million to $105 million.  Bookings are expected to be greater than sales for the quarter.  The company expects additional restructuring charges of approximately $6 million to $8 million in the fourth quarter of 2005.  Excluding those charges, the company expects fourth quarter non-GAAP pre-tax results to be near breakeven to a profit of $2 million.  Accordingly, the GAAP pre-tax loss is expected to be between $4 million and $8 million.  For 2006, the company expects continued growth in the research sector of its business and a modest recovery in the semiconductor and data storage markets.  Combined with lower costs as a result of the company’s restructuring and other cost-improvement programs, earnings are expected to improve over 2005 levels.  For reasons why the company’s actual results may differ from guidance, please see the section titled “Safe Harbor Statement” below.

Investor Conference Call — 2:00 p.m. PDT Tuesday, October 25, 2005

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-267-7087 (domestic, toll-free) or 1-303-205-0033 (international) and asking for the FEI Q3 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at http://www.feicompany.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11041699#.

About FEI

FEI’s Tools for Nanotech™, featuring focused ion- and electron-beam technologies, deliver 3D characterization, analysis and modification capabilities with resolution down to the sub-Ångstrom level. With R&D centers in North America and Europe and sales and service operations in more than 40 countries around the world, FEI is bringing the nanoscale within the grasp of leading researchers and manufacturers and helping to turn some of the biggest ideas of this century into reality. More information can be found on the FEI website at: http://www.feicompany.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the fourth quarter of 2005 and for 2006 and statements about future bookings, revenue, earnings, financial results, profitability, improved performance in certain markets and changes in technologies used in certain markets, backlog growth, and reduced costs as well as restructuring plans and anticipated benefits. Factors that could affect these forward-looking statements include, but are not limited to, the continued growth in nanotechnology markets in general and more particularly, the strength of the scientific research, semiconductor and data storage markets; cyclical changes in the data storage and semiconductor industries; fluctuations in foreign exchange and interest rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement or cost reductions; lower than expected customer orders; cancellation of customer orders; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping new products; changes in the mix of products sold in a quarter; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; failure to accurately estimate the amounts and timing of restructuring charges; delays in or failure to complete restructurings in the fourth quarter of 2005; timing of facilities closings, relocations, severance and other charges included in restructurings; additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; additional research and development expenses; inability to overcome technological barriers; additional selling, general and administrative expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of current or future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully.  Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

FEI Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 2,	July 3,	December 31,
	2005	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$77,534	$88,280	$130,682
Short-term investments in marketable securities	146,368	126,166	173,681
Receivables	108,544	116,877	160,276
Inventories	97,900	91,976	87,783
Deferred tax assets	3,823	2,032	8,365
Other current assets	24,475	30,344	29,804

Total current assets	458,644	455,675	590,591

Non-current investments in marketable securities	43,769	57,264	33,850

Long-term restricted cash	323	4,359	4,177

Property plant and equipment, net	64,241	65,312	71,550

Purchased technology, net	8,821	9,603	22,080

Goodwill	41,459	41,461	41,486

Deferred tax assets	2,214	5,415	18,555

Other assets, net	51,922	49,076	59,505

TOTAL	$671,393	$688,165	$841,794

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$30,450	$34,244	$36,618
Current accounts with Philips	1,794	2,757	4,240
Accrued payroll liabilities	12,014	10,898	15,070
Accrued warranty reserves	6,229	8,479	10,052
Deferred revenue	42,468	42,278	43,349
Income taxes payable	2,916	9,074	7,962
Accrued restructuring, reorganization and relocation	2,614	693	1,020
Other current liabilities	30,781	31,257	37,128

Total current liabilities	129,266	139,680	155,439

Convertible debt	225,000	225,000	295,000

Deferred tax liabilities	648	3,801	6,412

Other liabilities	4,952	4,831	5,373

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 33,675; 33,653; and 33,413 shares issued and outstanding at October 2, 2005; July 3, 2005; and December 31, 2004	319,068	318,769	315,632
Accumulated earnings (deficit)	(25,388)	(20,285)	22,077
Accumulated other comprehensive income	17,847	16,369	41,861

Total shareholders’ equity	311,527	314,853	379,570

TOTAL	$671,393	$688,165	$841,794

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2005	2005	2004	2005	2004

NET SALES:
Products	$70,889	$82,312	$84,027	$248,954	$255,184
Service	26,233	25,181	22,942	76,654	65,347
Total net sales	97,122	107,493	106,969	325,608	320,531

COST OF SALES:
Products	42,704	52,840	45,458	149,018	144,427
Service	17,984	17,992	16,302	54,558	45,103
Total cost of sales	60,688	70,832	61,760	203,576	189,530

Gross profit	36,434	36,661	45,209	122,032	131,001

OPERATING EXPENSES:
Research and development	13,429	15,867	13,583	45,483	40,281
Selling, general and administrative	25,251	25,174	23,601	75,738	66,479
Amortization of purchased technology	720	1,517	1,413	3,579	4,239
Asset impairment	801	15,944	—	16,745	—
Restructuring, reorganization and relocation	2,804	1,124	—	3,928	707
Total operating expenses	43,005	59,626	38,597	145,473	111,706

OPERATING (LOSS) INCOME	(6,571)	(22,965)	6,612	(23,441)	19,295

OTHER INCOME (EXPENSE):
Interest income	1,866	1,905	1,353	5,585	3,704
Interest expense	(1,392)	(3,982)	(2,578)	(7,881)	(7,657)
Other expense, net	(399)	(993)	(358)	(1,608)	(2,713)
Total other expense, net	75	(3,070)	(1,583)	(3,904)	(6,666)

LOSS (INCOME) BEFORE TAXES	(6,496)	(26,035)	5,029	(27,345)	12,629

INCOME TAX EXPENSE	(1,393)	19,750	1,760	20,120	4,420

NET (LOSS) INCOME	$(5,103)	$(45,785)	$3,269	$(47,465)	$8,209

PER SHARE DATA:
Basic earnings (loss) per share	$(0.15)	$(1.36)	$0.10	$(1.41)	$0.25
Diluted earnings (loss) per share	$(0.15)	$(1.36)	$0.08	$(1.41)	$0.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,664	33,544	33,262	33,555	33,229
Diluted	33,664	33,544	39,561	33,555	39,670

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2005	2005	2004	2005	2004

NET SALES:
Products	73.0%	76.6%	78.6%	76.5%	79.6%
Service	27.0%	23.4%	21.4%	23.5%	20.4%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	44.0%	49.2%	42.5%	45.8%	45.1%
Service	18.5%	16.7%	15.2%	16.8%	14.1%
Total cost of sales	62.5%	65.9%	57.7%	62.6%	59.1%

Gross profit	37.5%	34.1%	42.3%	37.5%	40.9%

OPERATING EXPENSES:
Research and development	13.8%	14.8%	12.7%	14.0%	12.6%
Selling, general and administrative	26.0%	23.4%	22.1%	23.3%	20.7%
Amortization of purchased technology	0.7%	1.4%	1.3%	1.1%	1.3%
Asset impairment	0.8%	14.8%	0.0%	5.1%	0.0%
Restructuring, reorganization and relocation	2.9%	1.0%	0.0%	1.2%	0.2%
Total operating expenses	44.2%	55.5%	36.1%	44.7%	34.9%

OPERATING INCOME (LOSS)	-6.7%	-21.4%	6.2%	-7.2%	6.0%

OTHER INCOME (EXPENSE):
Interest income	1.9%	1.8%	1.3%	1.7%	1.2%
Interest expense	-1.4%	-3.7%	-2.4%	-2.4%	-2.4%
Other expense, net	-0.4%	-0.9%	-0.3%	-0.5%	-0.8%
Total other expense, net	0.1%	-2.9%	-1.5%	-1.2%	-2.1%

INCOME (LOSS) BEFORE TAXES	-6.6%	-24.2%	4.7%	-8.4%	3.9%

INCOME TAX EXPENSE	-1.5%	18.4%	1.6%	6.2%	1.4%

NET INCOME (LOSS)	-5.2%	-42.6%	3.1%	-14.6%	2.6%

RECONCILIATION OF THIRD QUARTER RESULTS (1)

The following table reconciles the specific items excluded from U.S. GAAP in the calculation of Non-GAAP results for the periods indicated below:

INCOME STATEMENT RECONCILIATION

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 2,	July 3,	October 3,	October 2,	October 3,
	2005	2005	2004	2005	2004

U.S. GAAP gross margin	$36,434	$36,661	$45,209	$122,032	$131,001

Add back:
Inventory write-offs	2,435	6,416	—	8,851	—

Non-GAAP gross margin	$38,869	$43,077	$45,209	$130,883	$131,001

Non-GAAP gross margin percentage	40.0%	40.1%	42.3%	40.2%	40.9%

U.S. GAAP (loss) income before taxes	$(6,496)	$(26,035)	$5,029	$(27,345)	$12,629

Add back:
Inventory write-offs	2,435	6,416	—	8,851	—
Asset impairment charges	801	15,944	—	16,745	—
Write off of cost method investment	—	770	—	770	—
Restructuring, reorganization and relocation	2,804	1,124	—	3,928	707
Bond buy-back costs	—	1,796	—	1,796	—
Gain on sale of SIMS product line	—	(778)	—	(778)	—

Non-GAAP (loss) income before taxes	$(456)	$(763)	$5,029	$3,967	$13,336

The press release and reconciliation table contain non-GAAP pre-tax net income information that excludes certain significant charges.  These excluded items are:

• Inventory write-downs related to the previously announced closure of the company’s facility in Peabody, Massachusetts (included in cost of sales);

• Asset impairment charges primarily related to the company’s semiconductor products (included as a separate line item); and

• Restructuring charges, primarily for severance, lease termination, and relocation expenses (included as a separate line item).

We generally use non-GAAP financial measures for assessing the company’s performance against management targets, which do not account for charges or gains of this type, as a basis for making strategic and tactical decisions and as a means to evaluate period-to-period comparison.  We believe that use of non-GAAP numbers is important as these figures ignore certain events that could obscure or enhance trends or other factors affecting our business.  This is especially true when, as in this quarter, the GAAP financial information includes a number of charges that did not exist in the company’s prior comparable reporting periods.  For these reasons, we believe that these non-GAAP measures are also useful to investors.  Further, we believe the financial analysts who regularly follow and report on our company or sector exclude items such as these when analyzing our performance relative to our guidance and the performance of other sector participants, and in projecting our future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share.  Our non-GAAP numbers may be different from those of other companies and direct comparison should not be relied upon.

FEI COMPANY

Supplemental Data

($ In Millions Except Per Share Amounts)

(Unaudited)

	Q3 Ended	Q2 Ended	Q3 Ended
	10/2/2005	7/3/2005	10/3/2004
Income Statement Highlights
Consolidated sales	$97.1	$107.5	$107.0
Gross margin	37.5%	34.1%	42.3%
R & D spending	$13.4	$15.9	$13.6
R & D (% of sales)	13.8%	14.8%	12.7%
SG&A	$25.3	$25.2	$23.6
SG&A (% of sales)	26.0%	23.4%	22.1%
Net income (loss) - GAAP	$(5.1)	$(45.8)	$3.3
Diluted earnings (loss) per share - GAAP	$(0.15)	$(1.36)	$0.10
Sales by Business Segment
MicroElectronics	$29.0	$45.9	$49.9
Electron Optics	$39.9	$34.7	$32.3
Service	$26.2	$25.2	$22.9
Components	$2.0	$1.7	$1.9
Sales by Market Sector
Semiconductor	$36.0	$43.9	$49.2
Data Storage	$4.2	$13.3	$7.2
I & I	$56.9	$50.3	$50.6
Sales by Geography
North America	$31.7	$33.8	$45.4
Europe	$36.8	$47.4	$33.6
Asia Pacific	$28.6	$26.3	$28.0
Bookings
Total	$100.3	$112.8	$126.4
Book to bill ratio	1.03	1.05	1.18
Backlog - total	$171.8	$168.6	$161.4
Backlog - Service	$39.0	$40.7	$28.0
Bookings by Business Segment
MicroElectronics	$35.6	$44.1	$67.3
Electron Optics	$37.6	$40.7	$37.7
Service	$24.6	$26.2	$19.4
Components	$2.5	$1.8	$2.0
Bookings by Market Sector
Semiconductor	$39.1	$32.3	$64.9
Data Storage	$2.1	$15.1	$4.5
I & I	$59.1	$65.4	$57.0
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$268.0	$276.1	$313.8
Operating cash (used) generated	$(1.0)	$(11.9)	$6.5
Accounts receivable	$108.5	$116.9	$127.7
Days sales outstanding (DSO)	102	99	109
Inventory turnover	2.6	3.1	2.5
Inventories	$97.9	$92.0	$98.6
Property, plant and equipment	$64.2	$65.3	$68.8
Fixed asset investment (during quarter)	$2.6	$4.7	$1.4
Depreciation expense	$3.5	$4.0	$3.6
Current liabilities	$129.3	$139.7	$116.4
Working Capital	$329.4	$316.0	$429.4
Shareholders’ equity	$311.5	$314.9	$347.4
Headcount (permanent and temporary)	1,726	1,780	1,747